Exhibit 99.1

Casa Systems Reports First Quarter 2020 Financial Results

Andover, Mass. – April 30, 2020 – Casa Systems, Inc. (Nasdaq:CASA), a leading provider of converged broadband infrastructure technology and access device solutions for mobile, cable and fixed networks, today announced its financial results for its first quarter ended March 31, 2020.

First Quarter 2020 Financial Highlights

•	Revenue of $83.6 million

•	Gross margin of 51.0%

•	GAAP net income of $1.2 million

•	Non-GAAP net loss of ($5.3) million

•	GAAP net income per fully diluted share of $0.01

•	Non-GAAP net loss per fully diluted share of ($0.07)

•	Adjusted EBITDA of $3.7 million

“Our first quarter 2020 performance was above our internal expectations,” said Jerry Guo, Casa’s President and CEO. “During the quarter, we started to see results of executing our strategy of growing revenue by expanding our customer base and footprint in our cable business and by expanding our addressable market to new business segments like wireless. In the latter part of the quarter, we began seeing strong demand for our products as our cable, wireless and fixed telco customers experienced a dramatic increase in both upstream and downstream network traffic. This contributed meaningfully to our order backlog during the quarter. From an inventory, supply and manufacturing standpoint, we remain in a strong position to help our customers during this time of accelerated need.”

Scott Bruckner, Casa’s Interim CFO added, “I am pleased to report that our liquidity position remains quite strong in this unprecedented environment. Free cash flow for the quarter was $25.7 million, and our cash balance at quarter end was approximately $135 million, up almost 20% from year end 2019. During the quarter, we booked a $9.3 million tax benefit related to the CARES Act stimulus package, and recorded a non-GAAP adjustment in an equal amount that created a non-GAAP net loss for the quarter. Given recent trends in our business, we currently remain on track to achieve our previously issued guidance for full year 2020.”

To supplement our financial results presented in accordance with Generally Accepted Accounting Principles (GAAP), we are presenting non-GAAP financial measures in this press release. A reconciliation of GAAP to non-GAAP measures has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures”.

Financial Outlook

For the fiscal year 2020 we continue to expect:

•	Revenue between $340 million and $360 million

•	Gross Margin in a range of 50% and 60%

•	GAAP net loss between $4 million and $14 million

•	Adjusted EBITDA between $33 million and $43 million

•	GAAP diluted net loss per share between $(0.04) and $(0.16) and Non-GAAP diluted net income per share between $0.00 and $0.12

Guidance for non-GAAP financial measures excludes acquisition costs and other non-recurring expenses, which are one-time non-recurring charges; stock-based compensation, which is a non-cash charge; adjustments to the tax provision for the CARES Act; and the resulting tax effect of these excluded items. We have not reconciled the non-GAAP metrics as to which we provide guidance to their most directly comparable GAAP metrics because certain items that impact these excluded measures are uncertain, out of our control and/or cannot be reasonably calculated or predicted at this time. Accordingly, a reconciliation of the non-GAAP financial metrics included in our guidance to the corresponding GAAP measures is not available without unreasonable effort.

Conference Call Information

Casa Systems is hosting a conference call for analysts and investors to discuss the financial results for its first quarter ended March 31, 2020, and its business outlook at 5:00 p.m. Eastern Standard Time today, April 30, 2020. The conference call can be heard via webcast in the investor relations section of our website at http://investors.casa-systems.com, or by dialing 877-407-4019 in the United States or 201-689-8337 from international locations. Callers should ask to be joined to the Casa Systems call. Shortly after the conclusion of the conference call, a replay of the audio webcast will be available in the investor relations section of our website at http://investors.casa-systems.com for 90 days after the event.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact contained in this press release, including statements regarding the projected results of operations and financial position of Casa Systems, Inc. (“Casa” or the “Company”), including financial targets, business strategy, and plans and objectives for future operations, are forward-looking statements. The words “anticipate”, “believe”, “continue”, “could”, “estimate”, “expect”, “intend”, “may”, “plan”, “potential”, “predict”, “project”, “target”, “should”, “would”, and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We have based these forward-looking statements on our estimates and assumptions of our financial results and our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs as of the date of this press release. A number of important risk factors could cause actual results to differ materially from the results described, implied or projected in these forward-looking statements. These factors include, without limitation: (1) any failure by us to successfully anticipate technological shifts, market needs and opportunities, and develop new products and product enhancements that meet those technological shifts, needs and opportunities; (2) the concentration of a substantial portion of our revenue in our CCAP solutions and in certain customers; (3) fluctuations in our revenue due to timing of large orders and seasonality; (4) the length and lack of predictability of our sales cycle; (5) any difficulties we may face in expanding our platform into the wireless market; (6) any failure to fully realize anticipated synergies from our acquisition of NetComm; and (7) other factors discussed in the “Risk Factors” section of our public reports filed with the SEC, including our most recent Quarterly Report on Form 10-Q, which is on file with the SEC and available in the investor relations section of our website at http://investors.casa-systems.com and on the SEC’s website at www.sec.gov. In addition, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements that we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this press release are inherently uncertain and may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Accordingly, you should not rely upon forward-looking statements as predictions of future events. We disclaim any obligation to update publicly or revise any forward-looking statements for any reason after the date of this press release. Any reference to our website address in this press release is intended to be an inactive textual reference only and not an active hyperlink.

COVID-19

The emergence of the coronavirus disease in 2019, or COVID-19, around the world, and particularly in the United States and China, and the accompanying responses of governments and businesses to the pandemic present various risks to us, not all of which we are able to fully evaluate or even to foresee at the current time. While the COVID-19 pandemic did not materially adversely affect our financial results, business operations or liquidity in the quarter ended March 31, 2020, economic and health conditions in the United States and across most of the globe have changed rapidly since the end of the quarter. Globally to date, all aspects of our business remain fully operational, our work from home contingency plans have been implemented and are operating successfully, and we are working with our supply chain and contract manufacturers to ensure continued availability of all anticipated inventory requirements. We intend to continue to monitor our business very closely for any effects of COVID-19 for as long as necessary on an ongoing basis.

Due to the above circumstances, our results of operations for the three-month period ended March 31, 2020 are not necessarily indicative of the results to be expected for the full year. Management cannot predict the full impact of the COVID-19 pandemic on our sales channels, supply chain, manufacturing and distribution, or on economic conditions generally, including the effects on our current and potential customers, who may curtail spending on investments in current and/or new technologies, delay new equipment evaluations and trials, and possibly delay payments based on liquidity concerns, all of which could have a material impact on our business in the future. Similarly, our supply chain and our contract manufacturers could be affected, which could cause disruptions to our ability to meet customer demand. For example, lead times have recently increased for orders with certain of our suppliers, although not to such an extent that has prevented us from timely fulfilment of orders to our customers. If COVID-19 were to cause such impacts in the future, there would likely be a material adverse impact on the Company’s financial results, liquidity and capital resource needs. The use of our revolving line of credit is currently restricted based on the financial covenants we are subject to, and Covid-19 has further created significant uncertainty within capital markets such that access to sufficient additional capital resources, if needed, may not be available This uncertainty makes it challenging for management to estimate the future performance of our businesses, particularly over the near to medium term. However, the impact of COVID-19 could have a material adverse impact on our results of operations over the near to medium term.

Non-GAAP Financial Measures

To supplement our financial results presented in accordance with Generally Accepted Accounting Principles (GAAP), we are presenting the following non-GAAP financial measures in this press release and the related earnings conference call: non-GAAP net loss, non-GAAP diluted net loss per share, adjusted EBITDA and free cash flow. These non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly titled measures presented by other companies.

Non-GAAP net income and non-GAAP diluted net income per share. We define non-GAAP net loss as net income (loss) as reported in our condensed consolidated statements of operations, excluding the impact of stock-based compensation expense and amortization of acquired intangible assets, which are non-cash charges; acquisition-related expenses and other non-recurring expenses, which are one-time non-recurring charges; adjustments to the tax provision for the CARES Act; and the tax effect on these excluded items. The tax effect of the excluded items were calculated based on specific calculations of each item’s effect on the tax provision. We define non-GAAP diluted net loss per share as diluted net income (loss) per share reported in our condensed consolidated statements of operations, excluding the impact of items that we exclude in calculating non-GAAP net loss. We have presented non-GAAP net loss and non-GAAP diluted net loss per share because they are key measures used by our management and board of directors to understand and evaluate our operating performance, to establish budgets and to develop operational goals for managing our business. The presentation of non-GAAP net loss and non-GAAP diluted net loss per share also allows our management and board of directors to make additional comparisons of our results of operations to other companies in our industry.

Adjusted EBITDA. We define adjusted EBITDA as our net income (loss), excluding the impact of stock-based compensation expense; acquisition-related expenses; other non-recurring expenses; other income (expense), net; depreciation and amortization expense; and our provision for (benefit from) income taxes. We have presented adjusted EBITDA because it is a key measure used by our management and board of directors to understand and evaluate our operating performance, to establish budgets and to develop operational goals for managing our business. In particular, we believe that excluding the impact of these expenses in calculating adjusted EBITDA can provide a useful measure for period-to-period comparisons of our core operating performance.

Free cash flow. We define free cash flow as net cash provided by operating activities minus capital expenditures. We believe free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by our business that, after purchases of property and equipment, can be used for strategic opportunities, including investing in our business, making strategic acquisitions and strengthening our balance sheet.

We use these non-GAAP financial measures to evaluate our operating performance and trends and make planning decisions. We believe that each of these non-GAAP financial measures helps identify underlying trends in our business that could otherwise be masked by the effect of the expenses that we exclude in the calculations of each non-GAAP financial measure. Accordingly, we believe that these financial measures provide useful information to investors and others in understanding and evaluating our operating results, enhancing the overall understanding of our past performance and future prospects.

Our non-GAAP financial measures are not prepared in accordance with GAAP, and should not be considered in isolation of, or as an alternative to, measures prepared in accordance with GAAP. There are a number of limitations related to the use of these non-GAAP financial measures rather than the most directly comparable financial measures calculated and presented in accordance with GAAP. Some of these limitations are:

•

we exclude stock-based compensation expense and amortization of acquired intangible assets from each of non-GAAP net loss, non-GAAP diluted net loss per share and adjusted EBITDA as it has recently been, and will continue to be for the foreseeable future, a significant recurring non-cash expense for our business;

•

we exclude acquisition-related expenses and other non-recurring expenses from non-GAAP net loss, non-GAAP diluted net loss per share and adjusted EBITDA because they are one-time non-recurring charges, although these are included in our operating expenses;

•	adjusted EBITDA excludes depreciation and amortization expense and, although this is a non-cash expense, the assets being depreciated and amortized may have to be replaced in the future;

•

adjusted EBITDA does not reflect the cash requirements necessary to service interest on our debt or the cash received from our interest-bearing financial assets, both of which impact the cash available to us, and does not reflect foreign currency transaction gains and losses, all of which are reflected in other income (expense), net;

•	adjusted EBITDA does not reflect income tax payments that reduce cash available to us;

•	free cash flow may not represent our residual cash flow available for discretionary expenditures, since we may have other non-discretionary expenditures that are not deducted from this measure;

•

free cash flow may not represent the total increase or decrease in the cash and cash equivalents for any given period because it excludes cash provided by or used for other investing and financing activities; and

•

other companies, including companies in our industry, may not use non-GAAP net loss, non-GAAP diluted net loss per share, adjusted EBITDA or free cash flow, or may calculate such non-GAAP financial measures in a different manner than we do, or may use other non-GAAP financial measures to evaluate their performance, all of which could reduce the usefulness of these non-GAAP financial measures as comparative measures.

For the reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section of the accompanying tables titled, “Reconciliation of Selected GAAP and Non-GAAP Financial Measures.”

About Casa Systems, Inc.

Casa Systems, Inc. (Nasdaq: CASA) delivers converged broadband solutions that enable mobile, cable and fixed network service providers to meet the growing demand for gigabit bandwidth and services. Our suite of distributed and virtualized solutions for fixed and mobile 5G ultra-broadband networks are engineered for performance, flexibility and scale.

For more information, visit our website at http://www.casa-systems.com.

Source: Casa Systems, Inc.

IR Contact

Monica Gould

212-871-3927

investorrelations@casa-systems.com

Lindsay Savarese

212-331-8417

investorrelations@casa-systems.com

CASA SYSTEMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended March 31,
	2020	2019
Revenue	$83,623	$35,486
Cost of revenue	40,970	10,989

Gross profit	42,653	24,497
Operating expenses:
Research and development	21,211	18,405
Selling, general and administrative	24,991	20,193

Total operating expenses	46,202	38,598

Loss from operations	(3,549)	(14,101)

Other income (expense):
Interest income	406	1,652
Interest expense	(4,628)	(5,197)
Gain (loss) on foreign currency, net	152	(92)
Other income, net	62	229

Total other income (expense), net	(4,008)	(3,408)

Loss before benefit from income taxes	(7,557)	(17,509)
Benefit from income taxes	(8,719)	(2,170)

Net income (loss)	$1,162	$(15,339)

Net income (loss) per share:
Basic	$0.01	$(0.18)

Diluted	$0.01	$(0.18)

Weighted-average shares used to compute net income (loss) per share:
Basic	83,990	83,323

Diluted	85,009	83,323

CASA SYSTEMS, INC.

RECONCILIATION OF SELECTED GAAP AND NON-GAAP FINANCIAL MEASURES

(unaudited)

(in thousands)

	Three Months Ended March 31,
	2020	2019
Reconciliation of Net Income (Loss) to Non-GAAP Net Loss:
Net income (loss)	$1,162	$(15,339)
Stock-based compensation	2,437	1,900
Acquisition-related expenses	—	868
Amortization of acquired intangible assets	1,426	—
Other non-recurring expenses	—	1,255
Tax benefit from CARES Act	(9,310)	—
Tax effect of excluded items	(989)	(325)

Non-GAAP net loss	$(5,274)	$(11,641)

Non-GAAP net loss margin	(6.3)%	(32.8)%

Reconciliation of Diluted Net Income (Loss) Per Share to Non-GAAP Diluted Net Loss Per Share:
Diluted net income (loss) per share	$0.01	$(0.18)
Non-GAAP adjustments to net income (loss)	$(0.08)	0.04

Non-GAAP diluted net loss per share	$(0.07)	$(0.14)

Weighted-average shares used in computing diluted net loss per share	83,990	83,323

Reconciliation of Net Income (Loss) to Adjusted EBITDA:
Net income (loss)	$1,162	$(15,339)
Stock-based compensation	2,437	1,900
Acquisition-related expenses	—	868
Amortization of acquired intangible assets	1,426	—
Other non-recurring expenses	—	1,255
Depreciation and amortization	3,347	2,396
Other income, net	4,008	3,408
Benefit from income taxes	(8,719)	(2,170)

Adjusted EBITDA	$3,661	$(7,682)

Adjusted EBITDA margin	4.4%	(21.6)%

CASA SYSTEMS, INC.

RECONCILIATION OF SELECTED GAAP AND NON-GAAP FINANCIAL MEASURES

(unaudited)

(in thousands)

	Three Months Ended March 31,
	2020	2019
Reconciliation of Net Cash Provided by (Used in) Operating Activities to Free Cash Flow:
Net cash provided by (used in) operating activities	$26,069	$(13,849)
Purchases of property and equipment	(390)	(1,835)

Free cash flow	$25,679	$(15,684)

Summary of Stock-Based Compensation Expense:
Cost of revenue	$31	$71
Research and development	437	141
Selling, general and administrative	1,969	1,688

Total	$2,437	$1,900

Summary of Revenue:
Wireless	$20,657	$228
Fixed telecom	17,932	44
Cable	35,169	26,381

Product	73,758	26,653
Service	9,865	8,833

Total revenue	$83,623	$35,486

CASA SYSTEMS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

(in thousands)

	March 31,	December 31,
	2020	2019
Assets
Current assets:
Cash and cash equivalents	$134,752	$113,638
Accounts receivable, net	55,013	93,100
Inventory	81,014	93,604
Prepaid expenses and other current assets	7,239	4,884
Prepaid income taxes	9,663	3,217

Total current assets	287,681	308,443
Property and equipment, net	34,231	35,910
Accounts receivable, net of current portion	522	575
Deferred tax assets	319	69
Goodwill	50,347	50,347
Intangible assets, net	39,721	41,148
Other assets	6,037	7,820

Total assets	$418,858	$444,312

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$17,622	$25,890
Accrued expenses and other current liabilities	26,120	34,567
Accrued income taxes	110	—
Deferred revenue	18,850	25,485
Current portion of long-term debt, net of unamortized debt issuance costs	8,449	8,524

Total current liabilities	71,151	94,466
Accrued income taxes, net of current portion	10,667	12,381
Deferred tax liabilities	9,166	8,993
Deferred revenue, net of current portion	4,149	4,583
Long-term debt, net of current portion and unamortized debt issuance costs	284,282	284,756
Other liabilities, non-current	522	569

Total liabilities	379,937	405,748

Stockholders’ equity:
Common stock	85	84
Treasury Stock	(4,793)	(1,795)
Additional paid-in capital	171,914	169,561
Accumulated other comprehensive loss	(2,383)	(2,222)
Accumulated deficit	(125,902)	(127,064)

Total stockholders’ equity	38,921	38,564

Total liabilities and stockholders’ equity	$418,858	$444,312

CASA SYSTEMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(in thousands)

	March 31,
	2020	2019
Cash flows provided by (used in) operating activities:
Net income (loss)	$1,162	$(15,339)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	4,768	2,396
Stock-based compensation	2,437	1,900
Deferred income taxes	(75)	(2,700)
Increase in provision for doubtful accounts	2	1,255
Excess and obsolete inventory valuation adjustment	519	(613)
Gain on disposal of assets	10	—
Changes in operating assets and liabilities:
Accounts receivable	38,021	25,289
Inventory	11,873	(16,986)
Prepaid expenses and other assets	(231)	(1,721)
Prepaid income taxes	(6,446)	(1,245)
Accounts payable	(9,128)	1,165
Accrued expenses and other current liabilities	(8,204)	(8,171)
Accrued income taxes	(1,609)	812
Deferred revenue	(7,030)	109

Net cash provided by (used in) operating activities	26,069	(13,849)

Cash flows used in investing activities:
Purchases of property and equipment	(390)	(1,835)

Net cash used in investing activities	(390)	(1,835)

Cash flows used in financing activities:
Principal repayments of debt	(830)	(828)
Proceeds from exercise of stock options	312	1,498
Payments of dividends and equitable adjustments	(176)	(761)
Repurchases of common stock	(2,998)	—
Employee taxes paid related to net share settlement of equity awards	(459)	(1,004)

Net cash used in financing activities	(4,151)	(1,095)

Effect of exchange rate changes on cash and cash equivalents	(408)	609

Net increase (decrease) in cash, cash equivalents and restricted cash	21,120	(16,170)
Cash, cash equivalents and restricted cash at beginning of period	114,657	281,606

Cash, cash equivalents and restricted cash at end of period	$135,777	$265,436

Supplemental disclosures of cash flow information:
Cash paid for interest	$4,194	$4,682

Cash paid for income taxes	$189	$683

Supplemental disclosures of non-cash operating, investing and financing activities:
Purchases of property and equipment included in accounts payable	$1,879	$858

Unpaid equitable adjustments included in accrued expenses and other current liabilities	$555	$2,575

Release of customer incentives included in accounts receivable and accrued expenses and other current liabilities	$—	$5,389

Fair value of cash flow hedges	$356	$—